Exhibit 23.2

DeGolyer and

MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 7524

January 13, 2025

AleAnna, Inc.

300 Crescent Court, Suite 1860

Dallas, TX 75201

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton, to the inclusion of our estimates of reserves contained in the report of third party dated August 19, 2024, and to the specific references to DeGolyer and MacNaughton as an independent petroleum engineering firm that appear in the Registration Statement on Form S-1 of AleAnna, Inc.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716